                                                                   Exhibit 10.33

                               SERVICE AGREEMENT
                               -----------------

     This Service Agreement (the "Agreement") is made and entered into as of the 1st day of June, 1998 by and between RMH Teleservices, Inc., whose mailing address is 40 Morris Avenue, Bryn Mawr, Pennsylvania 19026 (hereinafter referred to as "Telemarketer") and Consumer Membership Services, Inc., whose mailing address is 2700 West Plano Parkway, Plano, Texas 75075 (hereinafter referred to as "Client").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, Client markets to the general public various membership services products; and

     WHEREAS, Client markets and can market its products through various distribution methods, including through direct response and through telemarketing; and

     WHEREAS, in some instances Client may market products which are provided by an independent third party and administered by Client in which case the products shall be marketed in the name of the independent party; and

     WHEREAS, Telemarketer has the facilities and staffing to support Client's direct marketing of membership services products through outbound telemarketing and has on its staff individuals who shall be authorized to solicit and accept enrollments for products marketed by Client; and

     WHEREAS, Client and Telemarketer desire to enter into this Agreement for the purpose of setting forth the services which Telemarketer shall provide to Client and the terms, conditions and limitations under which such services shall be provided;

     NOW, THEREFORE, IN CONSIDERATION of the premises, and of the mutual promises and covenants contained herein, and other consideration (the receipt and sufficiency of which is hereby acknowledged by both parties) Telemarketer and Client hereby agree as follows:

     1.   SERVICES PROVIDED BY TELEMARKETER.  The services to be provided by
          ---------------------------------
Telemarketer under this Agreement shall consist of contacting by telephone those individuals who have been identified by Client to receive a call and making presentations (such contacts being hereinafter referred to as "telephone presentations") pertaining to one or more of the products of Client. The persons who make the telephone calls to such individuals shall be compensated directly by Telemarketer and shall receive no payment or compensation whatsoever from Client. The relationship between Telemarketer and Client shall be strictly that of independent contractors.

     2.   TELEMARKETER RESPONSIBILITIES.  (a) The persons who shall make the
          -----------------------------
telephone presentations contemplated by this Agreement (such persons being referred to hereinafter collectively as the "Representatives" and individually as a "Representative") shall strictly adhere to the telephone scripts and written materials furnished to the Telemarketer by Client from time to time for use by such Representatives. The Representatives and Telemarketer shall strictly observe any and all Standards of Conduct and Performance for each market which shall be provided in writing to such Representatives and Telemarketer and which may be amended from time to time. In the event any state or other governmental authority requires that any Representative(s) be licensed or registered to sell Client's product, Client shall inform Telemarketer in writing and thereafter each Representative soliciting sales of Client's product in the affected jurisdiction shall be licensed or registered in accordance with instructions provided by Client. Any person who shall be licensed or registered as described above shall for the purposes of this Agreement be referred to as a "Licensed Representative."

          (b) Telemarketer shall use its best efforts to assure that the services provided under this Agreement are of the highest quality. In that connection, Telemarketer shall implement and maintain an ongoing program of observation and monitoring of telephone presentations and an ongoing verification program for all enrollments in and purchases of products offered by or through Client. In addition, Telemarketer shall provide Client with the names and telephone numbers of persons who request that they not receive future telephone calls made by or on behalf of Client. Client shall have the right to have access from time to time to the offices of Telemarketer for the purpose of performing on-site audits and inspections to ensure that Telemarketer and its Representatives are discharging their respective obligations and duties under this Agreement strictly in accordance with the terms, conditions and provisions contained herein.

          (c) Client shall have the right so often as it desires to monitor the services performed by Telemarketer. Telemarketer, at its expense, shall install in its offices appropriate equipment and provide reasonable facilities in its offices so that Client or its designees may monitor the telephone presentations from the offices of Telemarketer and from other locations.

          (d) Telemarketer shall report on its activities and results to Client or Client's designee, including daily operating results, by product, by campaign, and by campaign month, on a schedule required by Client, and to make such other reports available as may be requested by Client.

     3.   CONFIDENTIALITY.  (a)  It is understood that, in working on any of
          ----------------
the Client's projects, Telemarketer will come into possession of certain proprietary information that belongs to Client or to a third party to which Client is responsible for confidentiality. Such proprietary information includes, but is not limited to, marketing practices, product features, scripts, marketing records and reports, customer records, telephone call lists and mailing lists. Telemarketer agrees that it will not willfully or negligently divulge any such information and may not under any circumstances divulge any such information to third party without the prior written consent of Client. Telemarketer further acknowledges that as between Client and

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Telemarketer, all such information and records are the sole property of Client, and Telemarketer shall acquire no rights whatsoever in or to them. Telemarketer will institute such procedures and will cause the Representatives to execute such written agreements as shall be necessary or appropriate to ensure that the confidentiality of Client's proprietary information is strictly maintained. At any time requested by Client, Telemarketer shall promptly transfer and deliver to Client all such information and records in the manner and timeframe designated by Client.

          (b) The Telemarketer shall not, without first receiving written permission from Client, in any manner, advertise, publish or use as reference the fact that the Telemarketer has contracted to furnish to Client the services specified herein. This contract is confidential, and the Telemarketer shall not disclose the details hereof to any third party except to the extent required in the performance hereof.

          (c) It is further understood that neither party shall, during the term of this Agreement and for two years thereafter, hire or recruit for hire any person who is or has been within the preceding year an employee of the other party, unless such party obtains the express written permission of the other party.

          (d) During the duration of this Agreement, Telemarketer agrees not to solicit nor telemarket Bonus Products for any provider of membership or club services besides Client within any of Telemarketer's calling centers and locations or those of any telemarketer affiliated with Telemarketer where Telemarketer conducts telemarketing for Client. Bonus Products are any club or membership products where the customer receives full benefits of membership for an initial period of time without being charged a fee or where the fee for the initial period is paid by the sponsoring organization. Telemarketer further agrees that Client may audit any books and records of Telemarketer to verify compliance with this provision.

          (e) The obligations in sub-paragraphs 3(a) through 3(c) shall survive any termination of this Agreement.

     4.   FEES AND PAYMENT TERMS.  (a)  Client shall pay Telemarketer an hourly
          ----------------------
rate as described in the attached Exhibit A, for each Representative Hour worked. "Representative Hour" is defined as an hour of actual talk time, call wrap up time, and normal wait time between calls each Representative spends working on a campaign, and does not include non-productive time such as break time, lunch time, system down time or training time, whether or not the Representative is logged on the system during such time periods. A Representative Hour also does not include time spent in verifying, confirming or otherwise completing a sale by persons other than the Representative making the telephone presentation. It is expressly understood and agreed that the only compensation payable hereunder or for the services of Telemarketer shall be as set forth in Exhibit A attached hereto and Client shall not in any manner compensate Telemarketer on the basis of whether or to what extent the telephone presentations result in the sale of any product of Client. Telemarketer expressly warrants and agrees that Telemarketer will not pay any Representative any compensation or commission on the basis of whether or to what extent the telephone presentations made by a Representative result in the sale of any product.

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

          (b) Telemarketer shall submit to Client or its designee invoices not more often than bi-weekly, itemized by product, by campaign, and by campaign starting date. Such invoices shall be paid by Client no later than the 30th day after receipt of the invoice by Client. Telemarketer understands and agrees that once it submits an invoice to Client, it may not for any reason thereafter increase the fees payable by Client for the period covered by the invoice.

          (c) Telemarketer, recognizing the sensitivity and confidentiality of information agrees that Client, at any reasonable time and place, and upon reasonable notice, may audit the books and records of the Telemarketer, and examine its employees, to verify compliance with the terms of this Agreement. Furthermore, Client reserves the right to audit Telemarketer's telephone records, licensing records, and other supporting information and records with respect to the invoices. The relevant records will be maintained by Telemarketer for two (2) years after invoicing pursuant to this Agreement.

     5.   COMPLIANCE WITH LAWS.  Telemarketer shall conduct its telemarketing
          --------------------
services on behalf of Client in accordance with all applicable federal, state and local laws, as well as the Ethical Guidelines for Telemarketers published by the Direct Marketing Association. Telemarketer will obtain and maintain any and all licenses or permits required for the performance of the services contemplated by this Agreement. Telemarketer shall comply in all respects with the record keeping requirements of the Telemarketing and Consumer Fraud and Abuse Prevention Act and the rules promulgated thereunder. Specifically, Telemarketer shall retain the legal name, any fictitious name used, last known home address and telephone number and job title(s) for each Representative engaged in telephone sales on behalf of Client. If Telemarketer permits its Representatives to use fictitious names, each such fictitious name shall be traceable to only one employee. Records concerning any employee shall be retained for a period of 24 months from the last date such employee is engaged in telephone sales activity on behalf of Client and such records shall be stored by Telemarketer in a form, manner, format and place as Telemarketer usually keeps records in the ordinary course of its business.

     6.   INDEMNITY AND LIABILITY.  Telemarketer agrees to defend, indemnify and
          -----------------------
hold harmless Client, its officers, directors, employees and affiliates from and against any and all costs, liabilities, damages, judgments, penalties or fines, including but not limited to reasonable attorney's fees, directly or indirectly sustained or paid by Client or its affiliates, by suit, claim, settlement, or otherwise in an individual or class action, by a private party or any agency of any government, caused as a result of the breach of this Agreement, negligence or willful misconduct of or by Telemarketer, its officers, directors, employees or contractors. The obligations of this paragraph shall survive any termination of this Agreement.

     7.   INSURANCE. Telemarketer shall maintain, during the term of this
          ---------
agreement, insurance coverage, including but not limited to, comprehensive general liability insurance and worker's compensation insurance with aggregate and per occurrence limits no lower than $1,000,000. Such insurance shall cover all claims arising during the term of this Agreement whether or not brought during such term and shall name Client as an additionally insured party. Telemarketer shall furnish to Company upon request, certificates of such insurance.

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     8.   WARRANTIES.  Telemarketer warrants and represents that i) it has full
          ----------
right and authority to enter into and perform its responsibilities pursuant to this agreement; ii) in performing its obligations under this agreement Telemarketer will be and remain in compliance with all applicable laws and regulations and will not infringe or violate any rights of any third parties. The foregoing warranties shall survive any termination of this Agreement.

     9.   TERMINATION.  Upon the breach by Telemarketer of any warranty or
          -----------
covenant contained herein, Client shall have the right to terminate this Agreement immediately by giving written notice of termination to Telemarketer at the address shown above. Either party may terminate this Agreement at any time without cause by giving thirty (30) days written notice of termination to the other party at the address shown above.

     10.  NOTICES. Telemarketer shall notify Client within 24 hours of any event
          -------
which potentially may significantly impact Telemarketer's performance of this Agreement, including but not limited to equipment failures, adverse weather conditions, personnel/staffing problems, licensing problems, or any law, order, regulation, or request of any federal, state or local governmental body. All notices required or which may be provided hereunder shall be in writing and addressed to the other party at the address set forth above and shall be deemed given the day after sending, if sent by a nationally recognized overnight courier service, or three days after sending, if sent by registered or certified
U. S. Mail.

     11.  ASSIGNMENT.  This Agreement may not be assigned by either party
          ----------
without the written consent of the other. Also, Telemarketer may not subcontract any part of the work being performed under this Agreement without the written consent of Client.

     12.  MISCELLANEOUS.  This Agreement shall be construed in all respects
          -------------
under the laws of the State of Texas without regard to the principles of conflicts of laws thereof. If any part or parts shall be held to be void or unenforceable, such part or parts will be treated as severable, leaving valid the remainder of the Agreement. The parties agree that this Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and that this Agreement may not be modified, changed or amended except by written agreement executed by both parties and attached hereto.

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     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

TELEMARKETER                        CLIENT

RMH Teleservices, Inc.              Consumer Membership Services, Inc.

By: /s/ Thomas J. Gallagher         By: /s/ G. Edward Suiter
    --------------------------          ---------------------------------------

Name: Thomas J. Gallagher           Name: G. Edward Suiter
      ------------------------            -------------------------------------

Title: Senior Vice President        Title: Executive Vice President, Marketing
       -----------------------             ------------------------------------

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

                                 EXHIBIT A TO
                           SERVICE AGREEMENT BETWEEN
                      CONSUMER MEMBERSHIP SERVICES, INC.
                                      AND
                            RMH TELESERVICES, INC.
                            ----------------------

     Client shall compensate Telemarketer for each Representative Hour worked, in accordance with the following:

A.   NO LICENSE OR REGISTRATION REQUIRED:

                                Hours                                            Business Partner
     Dates                      Per Month            JCPenney Market                 Market
February 1, 1997 through           All           [REDACTED DUE TO REQUEST        [REDACTED DUE TO
October 31, 1998                                 FOR CONFIDENTIAL TREATMENT]     REQUEST FOR
                                                                                 CONFIDENTIAL
                                                                                 TREATMENT]

B.   MOTORCLUB OR SIMILAR REGISTRATION REQUIRED:

                                Hours                                            Business Partner
     Dates                      Per Month            JCPenney Market                 Market
February 1, 1997 through           All           [REDACTED DUE TO REQUEST        [REDACTED DUE TO
October 31, 1998                                 FOR CONFIDENTIAL TREATMENT]     REQUEST FOR
                                                                                 CONFIDENTIAL
                                                                                 TREATMENT]

     The rates provided herein for categories A and B will not change until November 1, 1998 without mutual agreement of the parties; provided however, that such agreement as to the change in rates does not affect the termination provision provided in the Agreement.

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